QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 29, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL COMPRESSION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3989167 (I.R.S. Employer Identification No.)
4444 Brittmore Road Houston, Texas 77041 (Address of registrant's principal executive offices)
UNIVERSAL COMPRESSION HOLDINGS, INC. INCENTIVE STOCK OPTION PLAN UNIVERSAL COMPRESSION HOLDINGS, INC. RESTRICTED STOCK PLAN (Full title of the plans)
Copy to:
Mr. D. Bradley Childers
Sr. Vice President, General Counsel and Secretary
Universal Compression Holdings, Inc.
4444 Brittmore Road
Houston, Texas 77041
(713) 335-7000
(Name and address, including zip code, and telephone number,
including area code, of registrant's agent for service)	Eric A. Blumrosen Gardere Wynne Sewell LLP 1000 Louisiana, Suite 3400 Houston, Texas 77002 (713) 276-5500

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee (1)

Common Stock, par value $0.01 per share, to be issued under the Incentive Stock Option Plan	1,000,000 shares	$34.29	$34,290,000	$4,344.55

Common Stock, par value $0.01 per share, to be issued under the Restricted Stock Plan	1,000,000 shares	$34.29	$34,290,000	$4,344.54

Total	2,000,000 shares	$34.29	$68,580,000	$8,689.09

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices for the common stock, par value $0.01 per share, on October 27, 2004 on the New York Stock Exchange.

        Shares of our common stock for issuance pursuant to the Universal Compression Holdings, Inc. Incentive Stock Option Plan have been previously registered under Registration Statements on Form S-8 (Registration Nos. 333-37648, 333-55260 and 333-99473). The number of shares of common stock being carried forward is 5,012,421, and the filing fees associated with such previously registered shares were paid with the earlier Registration Statements.

        Shares of our common stock for issuance pursuant to the Universal Compression Holdings, Inc. Restricted Stock Plan have been previously registered under a Registration Statement on Form S-8 (Registration No. 333-67784). The number of shares of common stock being carried forward is 350,000, and the filing fee associated with such previously registered shares was paid with the earlier Registration Statement.

EXPLANATORY STATEMENT

Universal Compression Holdings, Inc. Incentive Stock Option Plan

        On May 19, 2004, our Board of Directors adopted, subject to stockholder approval, an amendment to the Universal Compression Holdings, Inc. Incentive Stock Option Plan to increase from 5,012,421 to 6,012,421 the aggregate number of shares of our common stock reserved for issuance under the plan. The amendment to the plan was approved by our stockholders at the annual meeting of stockholders held on July 23, 2004.

        The contents of our Registration Statements on Form S-8 (Registration Nos. 333-37648, 333-55260 and 333-99473) filed with the Securities and Exchange Commission (the "Commission") on May 23, 2000, February 9, 2001, and September 12, 2002, respectively, each relating to the plan, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

Universal Compression Holdings, Inc. Restricted Stock Plan

        On May 19, 2004, our Board of Directors adopted, subject to stockholder approval, an amendment to the Universal Compression Holdings, Inc. Restricted Stock Plan to increase from 350,000 to 1,350,000 the aggregate number of shares of our common stock reserved for issuance under the plan. The amendment to the plan was approved by our stockholders at the annual meeting of stockholders held on July 23, 2004.

        The contents of our Registration Statement on Form S-8 (Registration No. 333-67784) filed with the Commission on August 17, 2001 relating to the plan, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by us with the Commission are incorporated by reference in this Registration Statement:

  (1)
  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed June 10, 2004;

  (2)
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 5, 2004;

  (3)
  The description of our common stock contained in our Registration Statement on Form 8-A, filed April 5, 2000, as amended in our Registration Statement on Form 8-A/A, filed May 15, 2000; and

  (4)
  Our Current Reports on Form 8-K, filed (but not furnished) June 25, 2004 and October 26, 2004.

        In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite such adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the Delaware General Corporation Law further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145 or in the defense of any claim, issue or matter therein, the person shall be indemnified against any expenses actually and reasonably incurred by the person in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any rights to which the indemnified party may be entitled and the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against the person or incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145.

        Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to include a provision in its certificate of incorporation, and Universal Compression Holdings, Inc.'s restated certificate of incorporation contains such a provision, to the effect that, subject to certain exceptions, a director of a Delaware corporation is not personally liable to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director.

        Universal Compression Holdings, Inc.'s bylaws provide that Universal will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of Universal, or is or was serving at the request of Universal as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. The bylaws further permit Universal to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Universal, or is or was serving at the request of Universal as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not Universal would have the power to indemnify such person against such liability under the Delaware General Corporation Law. Universal expects to maintain directors' and officers' liability insurance. In addition, Universal has entered into indemnification agreements with each of its officers and directors, as well as officers of its operating subsidiary, Universal Compression, Inc. The form of these indemnification agreements is incorporated by reference to Exhibit 10.27 to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1, filed with the SEC on May 3, 2000 (File No. 333-34090).

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
4.2
Restated Bylaws of Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
4.3
Specimen common stock certificate of Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 dated May 22, 2000, to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-34090)).
4.4
Universal Compression Holdings, Inc. Incentive Stock Option Plan (incorporated by reference to Exhibit 10 to Universal Compression Holdings, Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1998).
4.5
Amendment Number One to Incentive Stock Option Plan, dated April 20, 2000 (incorporated by reference to Exhibit 10.3 to Amendment No. 2 dated May 22, 2000, to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-34090)).
4.6
Amendment Number Two to Incentive Stock Option Plan, dated May 15, 2000 (incorporated by reference to Exhibit 10.4 to Amendment No. 2 dated May 22, 2000, to Universal Compression Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-34090)).
4.7
Amendment Number Three to Incentive Stock Option Plan, dated November 27, 2000 (incorporated by reference to Exhibit 4.7 to Universal Compression Holdings, Inc.'s Registration Statement on Form S-8 (File No. 333-37648) dated February 9, 2001).
4.8
Amendment Number Four to Incentive Stock Option Plan, dated August 15, 2002 (incorporated by reference to Exhibit 4.8 to Universal Compression Holdings, Inc.'s Registration Statement on Form S-8 (File No. 333-99473) dated September 12, 2002).
4.9*	Amendment Number Five to Incentive Stock Option Plan, dated July 23, 2004.
4.10
Universal Compression Holdings, Inc. Restricted Stock Plan for Executive Officers (incorporated by reference to Exhibit 4.2 to Universal Compression Holdings, Inc.'s Registration Statement on Form S-8 (File No. 333-67784) dated August 17, 2001).
4.11*	Amendment Number One to Restricted Stock Plan for Executive Officers, dated July 23, 2004.
5.1*	Opinion of Gardere Wynne Sewell LLP regarding the validity of the securities being registered.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*
Filed herewith.

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on October 29, 2004.

UNIVERSAL COMPRESSION HOLDINGS, INC. (Registrant)
By:	/s/ STEPHEN A. SNIDER Stephen A. Snider President and Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned hereby appoints Stephen A. Snider, Ernie L. Danner, J. Michael Anderson and D. Bradley Childers, and each of them with full power to act alone, as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 29, 2004.

Signature	Title

/s/ STEPHEN A. SNIDER Stephen A. Snider	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ J. MICHAEL ANDERSON J. Michael Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ DENNIS S. BALDWIN Dennis S. Baldwin	Controller (Principal Accounting Officer)
/s/ ERNIE L. DANNER Ernie L. Danner	Executive Vice President and Director
/s/ THOMAS C. CASE Thomas C. Case	Director

/s/ JANET F. CLARK Janet F. Clark	Director
/s/ BERNARD J. DUROC-DANNER Bernard J. Duroc-Danner	Director
/s/ URIEL E. DUTTON Uriel E. Dutton	Director
/s/ LISA W. RODRIGUEZ Lisa W. Rodriguez	Director
/s/ WILLLIAM M. PRUELLAGE William M. Pruellage	Director
/s/ SAMUEL URCIS Samuel Urcis	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.9	Amendment No. 5 to Incentive Stock Option Plan, dated July 23, 2004
4.11	Amendment No. 1 to Restricted Stock Plan for Executive Officers, dated July 23, 2004
5.1	Opinion of Gardere Wynne Sewell LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

QuickLinks

EXPLANATORY STATEMENT
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS